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                                                                    EXHIBIT (32)

             SECTION 1350 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K of Russell Corporation (the "Company") for the fiscal year ended January 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John F. Ward, as Chairman and Chief Executive Officer of the Company, and Robert D. Koney, Jr., as Senior Vice President, Chief Financial Officer, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



/s/ John F. Ward
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Name:    John F. Ward
Title:   Chairman and Chief Executive Officer
Date:    March 17, 2005



/s/ Robert D. Koney, Jr.
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Name:    Robert D. Koney, Jr.
Title:   Senior Vice President, Chief Financial Officer
Date:    March 17, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Russell Corporation and will be retained by Russell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.